As filed with the Securities and Exchange Commission on November 20, 2009
Registration No. 333-_____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under THE SECURITIES ACT OF 1933

RUDOLPH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		22-3531208
(State of Incorporation)		(I.R.S. Employer Identification Number)
One Rudolph Road, PO Box 1000 Flanders, NJ 07836 973-691-1300
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

RUDOLPH TECHNOLOGIES, INC. 2009 STOCK PLAN
RUDOLPH TECHNOLOGIES, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

PAUL F. McLAUGHLIN
Chairman and Chief Executive Officer
RUDOLPH TECHNOLOGIES, INC.
One Rudolph Road, PO Box 1000
Flanders, NJ 07836
(973) 691-1300
(Name, address including zip code, and telephone number, including area code, of agent for service)

 Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of  "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

            Large accelerated filer  [  ]                                                                                            Accelerated filer [X]
            Non-accelerated filer [  ] (Do not check if smaller reporting company)                Smaller reporting company [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value, to be issued under the Rudolph Technologies, Inc. 2009 Stock Plan	3,300,000 (2)	$6.57 (4)	$21,681,000.00	$1,209.80
Common Stock $0.001 par value, to be issued under the 2009 Employee Stock Purchase Plan	300,000 (3)	$6.57 (4)	$1,971,000.00	$109.98
Total	3,600,000		$23,652,000.00	$1,319.78

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Rudolph Technologies, Inc. (the "Registrant") which become issuable under the Rudolph Technologies, Inc. 2009 Stock Plan, as amended (the "2009 Stock Plan"), and the Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan, as amended (the "2009 ESPP"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)	Represents the aggregate number of shares of Common Stock of the Registrant available for issuance under the 2009 Stock Plan.

(3)	Represents the aggregate number of shares of Common Stock of the Registrant available for issuance under the 2009 ESPP.

(4)

Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee of shares of the Registrant's Common Stock reserved for future issuance under the 2009 Stock Plan and 2009 ESPP. The computation is based on the average of the high and low prices of the Registrant's Common Stock as reported on NASDAQ Global Select Market on November 16, 2009.

PART I

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

            The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 6, 2009.

  The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Commission on May 8, 2009, August 7, 2009 and November 6, 2009, respectively.

   The Registrant's Current Reports on Form 8-K filed with the Commission on August 4, 2009, August 6, 2009 and August 24, 2009, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant's latest Annual Report referred to above, provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this Registration Statement.

  The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on November 5, 1999, pursuant to Section 12 of the Exchange Act.

  The description of common stock purchase rights contained in the Registration Statement on Form 8-A filed June 28, 2005 and including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

            Not applicable.

Item 5. Interests of Named Experts and Counsel

            Not applicable.

Item 6. Indemnification of Directors and Officers

            The Registrant's certificate of incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. Under Delaware law, these provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, including: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware.

            The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant. The Registrant maintains an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption from Registration Claimed

            Not applicable.

Item 8. Exhibits

            4.1(1)          Restated Certificate of Incorporation of Registrant

            4.2(2)          Restated Bylaws of Registrant

            4.3(3)          Rights Agreement

            5.1              Opinion of Day Pitney LLP, as to legality of securities being registered

            10.1(4)       Rudolph Technologies, Inc. 2009 Stock Plan

            10.2(5)        Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan

            23.1             Consent of KPMG LLP, independent registered public accounting firm

            23.2             Consent of Ernst & Young LLP, independent registered public accounting firm

            23.3             Consent of Day Pitney LLP (contained in Exhibit 5.1).

            24.1             Power of Attorney (included on signature page of the Registration Statement hereto)

(1)     Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant's Registration Statement on Form S-1as amended, No. 333-86821, filed with the SEC on September 9, 1999.

(2)     Exhibit 4.2 is incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 8-K, filed with the SEC on February 2, 2009.

(3)     Exhibit 4.3 incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A, filed with the SEC on June 28, 2005.

(4)     Exhibit 10.1 is incorporated by reference to Appendix A of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission May 8, 2009.

(5)     Exhibit 10.2 is incorporated by reference to Appendix B of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission May 8, 2009.

Item 9. Undertakings

            (a)     The undersigned registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Rudolph Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flanders, State of New Jersey, on this 20th day of November, 2009.

                                                            RUDOLPH TECHNOLOGIES, INC.

                                                            By:    /s/ Paul F. McLaughlin
                                                                      Paul F. McLaughlin,
                                                                      Chairman and Chief Executive Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Rudolph Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Paul F. McLaughlin and Steven R. Roth, and each of them individually, the lawful attorneys-in-fact and agents, each with full power of substitution or re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul F. McLaughlin	Chairman and Chief Executive Officer (Principal Executive Officer)	November 20, 2009
Paul F. McLaughlin
/s/ Steven R. Roth	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2009
Steven R. Roth
/s/ Leo Berlinghieri	Director	November 20, 2009
Leo Berlinghieri
/s/ Daniel H. Berry	Director	November 20, 2009
Daniel H. Berry
/s/ Thomas G. Greig	Director	November 20, 2009
Thomas G. Greig
/s/ Richard F. Spanier	Director	November 20, 2009
Richard F. Spanier
/s/ Aubrey C. Tobey	Director	November 20, 2009
Aubrey C. Tobey
/s/ John R. Whitten	Director	November 20, 2009
John R. Whitten

INDEX TO EXHIBITS

Exhibit Number
4.1(1)	Restated Certificate of Incorporation of Registrant
4.2(2)	Restated Bylaws of Registrant
4.3(3)	Rights Agreement
5.1	Opinion of Day Pitney LLP, as to legality of securities being registered
10.1(4)	Rudolph Technologies, Inc. 2009 Stock Plan
10.2(5)	Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan
23.1	Consent of KPMG LLP, independent registered public accounting firm
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
23.3	Consent of Day Pitney LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of the Registration Statement hereto)

(1)        Exhibit 4.1 is incorporated by reference to Exhibit 3.1(c) filed with the Registrant's Registration Statement on Form S-1 as amended, No. 333-86821, filed with the SEC on September 9, 1999.

(2)        Exhibit 4.2 is incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 8-K, filed with the SEC on February 2, 2009.

(3)        Exhibit 4.3 incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form 8-A, filed with the SEC on June 28, 2005.

(4)        Exhibit 10.1 is incorporated by reference to Appendix A of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission May 8, 2009.

(5)        Exhibit 10.2 is incorporated by reference to Appendix B of the Registrant's revised Proxy Statement on Form DEFR14A, filed with the Commission May 8, 2009.

EXHIBIT 5.1

November 20 , 2009

Rudolph Technologies, Inc.
One Rudolph Road
P.O. Box 1000
Flanders, NJ 07836

RE:    Rudolph Technologies, Inc. - Registration Statement on Form S-8

        We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Rudolph Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,600,000 shares of the Company's common stock, $0.001 par value per share (the "Securities"), to be offered pursuant to the Rudolph Technologies, Inc. 2009 Stock Plan, as amended (the "2009 Stock Plan"), and the Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan, as amended (the "2009 ESPP").  The 2009 Stock Plan and the 2009 ESPP are referred to herein together as the "Plans".

        In connection with our opinion, we have examined the Plans and the Registration Statement.  We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and the Restated Bylaws of the Company, each as amended and currently in effect, and relevant resolutions of the Board of Directors of the Company and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

        In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with authentic original documents of all of the documents submitted to us as copies.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

        Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Securities have been duly issued as contemplated by the Registration Statement and the Plans and for the consideration determined in accordance with the terms of the Plans, the Securities will be validly issued, fully paid and nonassessable.

        The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.  In this connection, we hereby confirm that the foregoing reference to the General Corporation Law of the State of Delaware includes the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

        This opinion letter is being delivered by us solely for your benefit pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.  We hereby consent to use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Rudolph Technologies, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Rudolph Technologies, Inc. expected to be dated November 20, 2009 of our report dated March 3, 2008, with respect to the consolidated balance sheet of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2007, and the related consolidated financial statement schedule.

Our report with respect to the consolidated balance sheet of Rudolph Technologies, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2007, and the related consolidated financial statement schedule, dated March 3, 2008 refers to Rudolph Technologies, Inc.'s adoption of Financial Accounting Standards Board Interpretation No. 48, "Accounting for Uncertainties in Income Taxes", effective January 1, 2007, and Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", effective January 1, 2006.

/s/ KPMG LLP
Short Hills, New Jersey
November 19, 2009

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Rudolph Technologies, Inc. 2009 Stock Plan and the Rudolph Technologies, Inc. 2009 Employee Stock Purchase Plan of our reports dated March 5, 2009, with respect to the consolidated financial statements and schedule of Rudolph Technologies, Inc. in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Rudolph Technologies, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Metropark, New Jersey
November 19, 2009